Exhibit 10.2

NON INTEREST BEARING SECURED PROMISSORY NOTE

March 1, 2016

FOR VALUE RECEIVED, the undersigned, ROBERT TRACY, D.O., A PROFESSIONAL CORPORATION, a California professional corporation (the “Maker”), hereby promises to pay to the order of APOLLO MEDICAL MANAGEMENT INC., (together with its successors and permitted assigns, the “Holder”), in accordance with the terms hereinafter provided, the amount of Fifty Thousand Dollars ($50,000.00) (the “Principal”), on or before the Maturity Date (as defined below) in accordance with the terms of this Note.

Except as otherwise set forth herein, all payments under or pursuant to this Non Interest Bearing Secured Promissory Note (this “Note”) shall be made in United States Dollars in immediately available funds to the Holder at the address provided in Section 3.1, or at such other place as the Holder may designate from time to time in writing to the Maker (the “Account”). This Note is being made pursuant to that Loan and Security Agreement, dated as of the date herewith (the “Agreement”).

ARTICLE 1

Terms of Note

1.1           Interest on Note. The Note is non-interest bearing. To the extent that interest is imputed by the Internal Revenue Service, Maker shall be liable for payment of such imputed interest at the Maturity Date.

1.2           Term and payment: Maker shall pay Five Thousand and No/100 Dollars ($5,000.00) per month commencing on the 1st day of the calendar month following the date of closing of the acquisition of the assets of ApolloMed Care Clinic, Inc., a Professional Medical Corporation (the “Practice”), and on the first day of each calendar month thereafter for a period of ten (10) consecutive months ($50,000.00 in the aggregate). If any payment due hereunder is past due more than ten (10) days after the due date, a late charge of five percent (5%) of the overdue amount shall be due and payable.

1.3           Prepayment. The Maker may prepay the outstanding principal hereunder in full at any time prior to the final installment payment coming due.

1.4           Security. The obligations of the Maker hereunder shall be secured by, and the Holder shall be entitled to the assets of the Practice.

ARTICLE 2

Default and Remedies

2.1            Event of Default. The occurrence of any of the following events or conditions shall constitute an event of default hereunder (each, an “Event of Default”):

(a)           Maker shall fail to make when due any payments on this Note;

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(b)           any breach of a representation or warranty of Maker contained in this Note or the Agreement which remains uncured after ten (10) days from the written notice thereof and which breach shall have a material adverse effect on (i) the financial condition of Maker, (ii) the value of the Collateral (as defined under the Agreement) or (iii) the ability of Maker to perform under its obligations this Note or the Agreement;

(c)           any default in the material observance or performance by Maker of any covenant or agreement contained in this Note or the Agreement which default remains uncured after 10 days after written notice thereof and which default shall have a material adverse effect on (i) the financial condition of Maker, (ii) the value of the Collateral or (iii) the ability of Maker to perform under its obligations this Note or the Agreement;

(d)           Maker shall: (i) file a voluntary petition or assignment in bankruptcy or a voluntary petition or assignment or answer seeking liquidation, reorganization, arrangement, readjustment of his debts, or any other relief under the Bankruptcy Reform Act of 1978, as amended (the “Bankruptcy Code”), or under any other act or law pertaining to insolvency or debtor relief, whether State, Federal, or foreign, now or hereafter existing; (ii) enter into any agreement indicating consent to, approval of, or acquiescence in, any such petition or proceeding; (iii) apply for or permit the appointment, by consent or acquiescence, of a receiver, custodian or trustee of all or a substantial part of his property; (iv) make an assignment for the benefit of creditors; (v) be unable or shall fail to pay his debts generally as such debts become due; and

(e)           there occurs (i) a filing or issuance against Maker of an involuntary petition in bankruptcy or seeking liquidation, reorganization, arrangement, readjustment of its debts or any other relief under the Bankruptcy Code, or under any other act or law pertaining to insolvency or debtor relief, whether State, Federal or foreign, now or hereafter existing; (ii) the involuntary appointment of a receiver, liquidator, custodian or trustee of Maker or for all or a substantial part of his property; or (iii) the issuance of a warrant of attachment, execution or similar process against all or any substantial part of the property of Maker and such shall not have been discharged (or provision shall not have been made for such discharge), or stay of execution thereof shall not have been procured, within sixty (60) days from the date of entry thereof

2.2           Acceleration. If an Event of Default occurs under Section 2.1 (d) or (e), then the outstanding Principal and interest and any other customary legal and business collection costs under this Note shall automatically become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are expressly waived. If any other Event of Default occurs and is continuing, the Holder, by written notice to the Company, may declare the outstanding Principal and interest under this Note to be immediately due and payable.

2.3           Remedies.

(a)           Upon the occurrence of an Event of Default, the Holder may avail itself of any legal or equitable rights which the Holder may have at law or in equity or under this Note, including, but not limited to, the right to accelerate the indebtedness due under this Note as described in the preceding Section 2.2. The remedies of the Holder as provided herein shall be distinct and cumulative, and may be pursued singly, successively or together, at the sole discretion of the Holder, and may be exercised as often as occasion therefor shall arise.

(b)           Forbearance by Holder to exercise its rights with respect to any failure or breach by Maker shall not constitute a waiver of the right as to the same or any subsequent failure or breach, and no single or partial exercise of any right or remedy shall preclude other or further exercise of the same or any other right or remedy. The Holder shall have no duty to exercise any or all of the rights and remedies herein provided or contemplated. The acceptance by the Holder of any payment hereunder that is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the foregoing rights or remedies at that time, or nullify any prior exercise of any such rights or remedies without the express written consent of the Holder.

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ARTICLE 3

Miscellaneous

3.1           Notices. All notices under this Note shall be given as set forth in the Purchase Agreement.

3.2           Governing Law. This Note, and the rights and obligations of the parties hereunder, shall be governed by, and construed in accordance with, the laws of the State of California (without regard to principles of conflict of laws). Maker hereby irrevocably submits to the nonexclusive jurisdiction of any state or federal court sifting in the State of California in any action or proceeding arising out of or relating to this Note and hereby irrevocably agrees, on behalf of itself or himself and on behalf of Maker’s successors and assigns, that all claims in respect of such action or proceeding may be heard and determined in any such court and irrevocably waives any objection such person may now or hereafter have as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum.

3.3           Maximum Interest. In no event shall the amount of interest due or payable hereunder exceed the maximum rate of interest allowed by applicable law, and in the event any such payment is inadvertently paid by Maker or inadvertently received by Holder, then such excess sum shall be credited as a payment of principal, unless Maker shall notify Holder, in writing, that Maker elects to have such excess sum returned to it forthwith. It is the express intent hereof that Maker not pay and Holder not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be legally paid by Maker under applicable law. Accordingly, if interest in excess of the legal maximum is contracted for, charged, or received: (i) this Note shall be automatically reformed so that the effective rate of interest shall be reduced to the maximum rate of interest permitted by applicable law, for the purpose of determining this rate and to the extent permitted by applicable law, all interest contracted for, charged, or received shall be amortized, prorated, and spread throughout the full term of this Note so that the effective rate of interest is uniform throughout the life of this Note, and (ii) any excess of interest over the maximum amount allowed under applicable law shall be applied as a credit against the then unpaid principal amount hereof

3.4           Time is of the Essence. Time is of the essence of this Note and, in case this Note is collected by law or through an attorney at law, or under advice therefrom, Maker agrees to pay all costs of collection including reasonable attorneys’ fees and expenses.

3.5           Severability. Should any part of this Note for any reason be declared invalid, such declaration shall not affect the validity of any remaining portion, which remaining portion shall remain in force and effect as if this Note had been executed with the invalid portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Note without including herein any such part, parts or portion which may, for any reason, be hereafter declared invalid.

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3.6           Amendment. This Note may not be modified or amended in any manner except in a writing executed by the Maker and the Holder.

3.7           Assignment; Binding Effect. This Maker may not assign this Note without the written consent of the Holder. The obligations of the Maker and the Holder set forth herein shall be binding upon the successors and assigns of each such party, whether or not such successors or assigns are permitted by the terms hereof

3.8           Waiver. The Maker hereby waives presentment, demand, notice of nonpayment, protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this Note.

3.9           Replacement of Note. On receipt of evidence reasonably satisfactory to the Holder of the loss, theft, destruction or mutilation of this Note, and, in each case of loss, theft or destruction, delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Note, the Holder at the Maker’s expense shall execute and deliver, in lieu of this Note, a new note of like tenor.

(Remainder of page intentionally left blank; signature page follows)

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IN WITNESS WHEREOF, the Maker has hereunto executed this instrument as of the day and year first above written.

MAKER:

ROBERT TRACY, D.O., INC, a California professional corporation

By: /s/ Robert Tracy, D.O.

Name: Robert Tracy, D.O.

Title: President

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